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                                                                   Exhibit 3(ii)

                                    BYLAWS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                   (AS AMENDED AND RESTATED JANUARY 19, 1999)

                                   ARTICLE ONE
                                     OFFICES

         1.1 PRINCIPAL OFFICE. The principal office of First Tennessee National Corporation (the "Corporation") shall be 165 Madison Avenue, Memphis, Tennessee.

         1.2 OTHER OFFICES. The Corporation may have offices at such other places, either within or without the State of Tennessee, as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

         1.3 REGISTERED OFFICE. The registered office of the Corporation required to be maintained in the State of Tennessee shall be the same as its principal office and may be changed from time to time as provided by law.

                                   ARTICLE TWO
                                  SHAREHOLDERS

         2.1 PLACE OF MEETINGS. Meetings of the shareholders of the Corporation may be held either in the State of Tennessee or elsewhere; but in the absence of notice to the contrary, shareholders' meetings shall be held at the principal office of the Corporation in Memphis, Tennessee.

         2.2 QUORUM AND ADJOURNMENTS. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite, and shall constitute a quorum at all meetings of the shareholders, for the transaction of business, except as otherwise provided by law, the Restated Charter of the Corporation, as amended from time to time (the "Charter), or these Bylaws. In the event a quorum is not obtained at the meeting, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time and, whether or not a quorum is obtained at the meeting, the Chairman of the meeting shall have the power to adjourn the meeting from time to time, in either case without notice, except as otherwise provided by law, other than announcement at the meeting. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.3 NOTICE OF MEETINGS. Unless otherwise required by applicable law, written notice of the annual and each special meeting stating the date, time and place of the meeting shall be mailed, postage prepaid, or otherwise delivered to each shareholder entitled to vote thereat at such address as appears on the records of shareholders of the Corporation, at least ten (10) days, but not more than two (2) months, prior to the meeting date. In addition, notice of any special meeting shall state the purpose or purposes for which the meeting is called and the person or persons calling the meeting. In the event of an adjournment of a meeting to a date more than four months after the date fixed for the original meeting or the Board of Directors fixes a new record date for the adjourned meeting, a new notice of the adjourned meeting must be given to shareholders as of the new record date. Any previously scheduled meeting may be postponed, and any special meeting may be canceled, by resolution of the Board of Directors upon public notice given prior to the date scheduled for such meeting.

         2.4 ANNUAL MEETINGS. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the third Tuesday in April, or if that day is a legal holiday, on the next succeeding business day not a legal holiday, at 10:00 a.m. Memphis time or on such other date and/or at such other time as the Board of Directors may fix by resolution by vote of a majority of the entire Board of Directors. At the meeting, the shareholders shall elect by ballot, by plurality vote, directors to



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succeed directors in the class of directors whose term expires at the meeting and directors elected by the Board of Directors to fill vacancies in other classes of directors and may transact such other business as may properly come before the meeting.

         2.5 SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by Chairman of the Board and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the Board of Directors. Only such business within the purpose or purposes described in the notice of the meeting may be conducted at the meeting.

         2.6 WAIVER OF NOTICE. Any shareholder may waive in writing notice of any meeting either before, at or after the meeting. Attendance by a shareholder in person or by proxy at a meeting shall constitute a waiver of objection to lack of notice or defective notice and a waiver of objection to consideration of a matter that was not described in the meeting notice unless the shareholder objects in the manner required by law.

         2.7 VOTING. Unless otherwise required by the Charter, at each meeting of shareholders, each shareholder shall have one vote for each share of stock having voting power registered in the shareholder's name on the records of the Corporation on the record date for that meeting, and every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by instrument in writing or any other method permitted by law.

         2.8 PROCEDURES FOR BRINGING BUSINESS BEFORE SHAREHOLDER MEETING. At an annual or special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of shareholders. To be properly brought before an annual or special meeting of shareholders, business must be (i) in the case of a special meeting called by the Chairman of the Board or at the request of the Board of Directors, specified in the notice of the special meeting (or any supplement thereto), or (ii) in the case of an annual meeting properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual or special meeting by a shareholder. For business to be properly brought before such a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that if fewer than 100 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before a meeting of shareholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such shareholder on the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder's notice, and (iv) any material interest of the shareholder in such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section
2.8. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         2.9 SEC PROXY RULES. In addition to complying with the provisions of Section 2.8, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in Section 2.8. Nothing in Section 2.8 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to rules of the Securities and Exchange Commission. For such proposals to be acted upon at a meeting, however, compliance with the notice provisions of Section 2.8 is also required.


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                                  ARTICLE THREE
                                    DIRECTORS

         3.1 POWERS OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of and all corporate powers shall be exercised by or under the authority of the Board of Directors.

         3.2 NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of 12 members. The Board of Directors has the power to change from time to time the number of directors specified in the preceding sentence. Any such change in the number of directors constituting the Corporation's Board Directors must be made exclusively by means of an amendment to these Bylaws adopted by a majority of the entire Board of Directors then in office. Directors need not be shareholders of the Corporation nor residents of the State of Tennessee.

         3.3 TERM OF OFFICE. Except as otherwise provided by law or by the Charter, the term of each director hereafter elected shall be from the time of his or her election and qualification until the third annual meeting next following such election and until a successor shall have been duly elected and qualified; subject, however, to the right of the removal of any director as provided by law, by the Charter or by these Bylaws.

         3.4 COMPENSATION. The directors shall be paid for their services on the Board of Directors and on any Committee thereof such compensation (which may include cash, shares of stock of the Corporation and options thereon) and benefits together with reasonable expenses, if any, at such times as may, from time to time, be determined by resolution adopted by a majority of the entire Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and being compensated therefor.

         3.5 COMMITTEES. The directors, by resolution adopted by a majority of the entire Board of Directors, may designate an executive committee and other committees, consisting of two or more directors, and may delegate to such committee or committees all such authority of the Board of Directors that it deems desirable, including, without limitation, authority to appoint corporate officers, fix their salaries, and, to the extent such is not provided by law, the Charter or these Bylaws, to establish their authority and responsibility, except that no such committee or committees shall have and exercise the authority of the Board of Directors to:

         (a) authorize distributions (which include dividend declarations), except according to a formula or method prescribed by the Board of Directors,

         (b) fill vacancies on the Board of Directors or on any of its committees,

         (c)      adopt, amend or repeal bylaws,

         (d) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors, or

         (e) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.

         3.6      PROCEDURES FOR DIRECTOR NOMINATIONS. Except as provided in
Section 3.7 with respect to vacancies on the Board of Directors, only persons nominated in accordance with the procedures set forth in this Section 3.6 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 3.6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of a meeting; provided, however, that if fewer than 100 days' notice or prior public



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disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such shareholder's notice and
(d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or, is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder on the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder's notice. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.6. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         3.7 VACANCIES; REMOVAL FROM OFFICE. Except as otherwise provided by law or by the Charter, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or any other cause (except removal from office) shall be filled only by the Board of Directors, provided that a quorum is then in office and present, or only by a majority of the directors then in office, if less than a quorum is then in office or by the sole remaining director. Any vacancies on the Board of Directors resulting from removal from office may be filled by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock or, if the shareholders do not so fill such a vacancy, by a majority of the directors then in office. Directors elected to fill a newly created directorship or other vacancy shall hold office for a term expiring at the next shareholders' meeting at which directors are elected and until such director's successor has been duly elected and qualified. The directors of any class of directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock.

         3.8 PLACE OF MEETINGS. The directors may hold meetings of the Board of Directors or of a committee thereof at the principal office of the Corporation in Memphis, Tennessee, or at such other place or places, either in the State of Tennessee or elsewhere, as the Board of Directors or the members of the committee, as applicable, may from time to time determine by resolution or by written consent or as may be specified in the notice of the meeting.

         3.9 QUORUM. A majority of the directors shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time, without further notice, if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed thirty (30) days in any one (1) adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law, the Charter, or these Bylaws.

         3.10 REGULAR MEETINGS. Following each annual meeting of shareholders, the newly elected directors, together with the incumbent directors whose terms do not expire at such meeting, shall meet for the purpose of organization, the appointment of officers and the transaction of other business, and, if a majority of the directors be present at such place, day and hour, no prior notice of such meeting shall be required to be given to the directors. The place, day and hour of such meeting may also be fixed by resolution or by written consent of the directors. In addition, the Board of Directors may approve an annual schedule for additional regular meetings of the Board of Directors and of committees thereof.

         3.11 SPECIAL MEETINGS. Special meetings of the directors may be called by the Chairman of the Board, the



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Chief Executive Officer, or the President (or as to any committee of the Board of Directors, by the person or persons specified in the resolution of the Board of Directors establishing the committee) on two days' notice by mail or on one day's notice by telegram or cablegram, or on two hours' notice given personally or by telephone or facsimile transmission to each director (or member of the committee, as appropriate), and shall be called by the Chairman of the Board or Secretary in like manner on the written request of a majority of directors then in office. The notice shall state the day and hour of the meeting and the place where the meeting is to be held. Special meetings of the directors may be held at any time on written waiver of notice or by consent of all the directors, either of which may be given either before, at or after the meeting.

         3.12 ACTION WITHOUT A MEETING. The directors may (whether acting in lieu of a meeting of the Board of Directors or of a committee thereof) take action which they are required or permitted to take, without a meeting, on written consent setting forth the action so taken, signed by all of the directors entitled to vote thereon. If all the directors entitled to vote consent to taking such action without a meeting, the affirmative vote of the number of directors necessary to authorize or take such action at a meeting is the act of the Board of Directors or committee, as appropriate.

         3.13 TELEPHONE MEETINGS. Directors may participate in a meeting of the Board of Directors or of a committee thereof by, or conduct a meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director so participating is deemed to be present in person at such meeting.

                                  ARTICLE FOUR
                                    OFFICERS

         4.1 DESIGNATED OFFICERS. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, such number of Vice Chairmen as the Board may from time to time determine and appoint, an Auditor, a Chief Credit Officer, a Chief Financial Officer, a Controller, a General Counsel, a Manager of Risk Management, a Personnel Division Manager, a Secretary, and a Treasurer, and such number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents and such other Officers and assistant Officers as may be from time to time determined and appointed in accordance with the provisions of this Article Four. The title of any officer may include any additional descriptive designation determined to be appropriate. Any person may hold two or more offices, except that the President shall not also be the Secretary or an Assistant Secretary. The officers, other than the Chairman of the Board, need not be directors, and officers need not be shareholders.

         4.2      APPOINTMENT OF OFFICERS. Except as otherwise provided in this
Section 4.2, the officers of the Corporation shall be appointed by the Board of Directors at the annual organizational meeting of the Board of Directors following the annual meeting of shareholders. The Board of Directors may delegate to a committee of the Board of Directors the power to create corporate offices, define the authority and responsibility of such offices, except to the extent such authority or responsibility would not be consistent with the law or the Charter, and to appoint persons to any office of the Corporation except the offices of the Chairman of the Board, Chief Executive Officer, and President, any office the incumbent in which is designated by the Board as an Executive Officer (as defined in Section 4.5 hereof), and, upon the recommendation of the Audit Committee, the Auditor. In addition, the Board of Directors may delegate to the officers appointed to the Corporation's personnel committee, acting as a committee, the authority to appoint persons to any offices of the Corporation of the level of Vice President and below annually at the personnel committee meeting following the annual meeting of shareholders and to appoint persons to any office of the Corporation of the level of Senior Vice President and below during the period of time between the annual appointment of officers by the Board of Directors or pursuant to this section 4.2 of the Bylaws. Notwithstanding the delegation of authority pursuant to this section 4.2 of the Bylaws, the Board of Directors retains the authority to appoint all officers and such other officers and agents as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         4.3 TERM. The officers of the Corporation shall be appointed for a term of one (1) year and until their successors are appointed and qualified, subject to the right of removal specified in Section 4.4 of these Bylaws. The designation of a specified term does not grant to any officer any contract rights.



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         4.4      VACANCIES, RESIGNATIONS AND REMOVAL. If the office of any
officer or officers becomes vacant for any reason, the vacancy may be filled by the Board of Directors or, if such officer was appointed by a committee, by the committee appointing such officer. Any officer may resign at any time by delivering a written notice to the Chairman of the Board, Chief Executive Officer, President, Secretary, or Personnel Division Manager of the Corporation, or the designee of any of them, which shall be effective upon delivery unless it specifies a later date acceptable to the Corporation. Any officer designated by the Board as an Executive Officer shall be subject to removal at any time with or without cause only by the affirmative vote of a majority of the Board of Directors. The Auditor shall be subject to removal at any time with or without cause only by the affirmative vote of a majority of the Board of Directors, upon the recommendation of the Audit Committee. Any other officer shall be subject to removal at any time with or without cause by the affirmative vote of a majority of the Board of Directors, and in the event the officer was, or could have been, appointed by a committee, then by the affirmative vote of a majority of either such committee or the Board of Directors.

         4.5 COMPENSATION. The Board of Directors, or a committee thereof, shall fix the compensation of Executive Officers (as defined herein) of the Corporation. "Executive Officers" shall be those officers of the Corporation identified as such from time to time in a resolution or resolutions of the Board of Directors. The compensation of officers who are not Executive Officers shall be fixed by the Board of Directors, by a committee thereof, or by management under such policies and procedures as shall be established by the Board of Directors or a committee thereof.

         4.6 DELEGATION OF OFFICER DUTIES. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors (or, in addition, in the case of any officer appointed by a committee, such committee or any other committee which could appoint such officer pursuant to Section 4.2 of these Bylaws) may deem sufficient, the Board of Directors (or committee, as applicable) may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

         4.7 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have such powers and perform such duties as may be provided for herein and as are normally incident to the office and as may be assigned by the Board of Directors. If and at such times as the Board of Directors so determines, the Chairman of the Board may also serve as the Chief Executive Officer of the Corporation.

         4.8 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors. The Chief Executive Officer shall be responsible for carrying out the orders of and the resolutions and policies adopted by the Board of Directors and shall have general management of the business of the Corporation and shall exercise general supervision over all of its affairs. In addition, the Chief Executive Officer shall have such powers and perform such duties as may be provided for herein and as are normally incident to the office and as may be prescribed by the Board of Directors. If and at such time as the Board of Directors so determines, the Chief Executive Officer may also serve as the President of the Corporation.

         4.9 PRESIDENT. The President, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the shareholders and of the Board of Directors. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors has appointed another person to such office, in which case the President shall be the Chief Operating Officer of the Corporation and shall have such powers and perform such duties as may be provided for herein and as are normally incident to the office and as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

         4.10 VICE CHAIRMEN. Vice Chairmen shall perform such duties and exercise such powers as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

         4.11 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer is authorized to sign any document filed with the Securities and Exchange Commission or any state securities commission on behalf of the Corporation and shall perform such duties and exercise such powers as are normally incident to the office and as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.



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         4.12     CHIEF CREDIT OFFICER. The Chief Credit Officer shall perform such duties and exercise such powers as are normally incident to the office and as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

         4.13 GENERAL COUNSEL. The General Counsel shall perform such duties and exercise such powers as are normally incident to the office and as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

         4.14 PERSONNEL DIVISION MANAGER. The Personnel Division Manager shall perform such duties and exercise such powers as are normally incident to the office and as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

         4.15 MANAGER OF RISK MANAGEMENT. The Manager of Risk Management shall perform such duties and exercise such powers as are normally incident to the office and as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

         4.16 EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall perform such duties and exercise such powers as may be prescribed by the Board of Directors, a committee thereof, the personnel committee, the Chairman of the Board, or the Chief Executive Officer.

         4.17 SECRETARY. The Secretary shall attend all sessions of the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose. The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, shall authenticate records of the Corporation, and shall perform such other duties as are incident to the office or as may be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. In the absence or disability of the Secretary, the Assistant Secretary or such other officer or officers as may be authorized by the Board of Directors or Executive Committee thereof shall perform all the duties and exercise all of the powers of the Secretary and shall perform such other duties as the Board of Directors, Chairman of the Board or the Chief Executive Officer shall prescribe.

         4.18 TREASURER. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or the President, taking proper vouchers for such disbursements, and shall render to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or the President, whenever they may require it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation, and at a regular meeting of the Board of Directors preceding the annual shareholders' meeting, a like report for the preceding year. The Treasurer shall keep or cause to be kept an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in such a sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of the office and the restoration to the Corporation, in case of his or her death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession, belonging to the Corporation. The Treasurer shall perform such other duties as the Board of Directors may from time to time prescribe or require. In the absence or disability of the Treasurer, the Assistant Treasurer shall perform all the duties and exercise all of the powers of the Treasurer and shall perform such other duties as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer shall prescribe.

         4.19 AUDITOR. The Auditor shall perform such duties and exercise such powers as are normally incident to the office and as may be prescribed by the Board of Directors or the Chairman of the Audit Committee.

         4.20 CONTROLLER. The Controller shall be the principal accounting officer of the Corporation. The Controller is authorized to sign any document filed with the Securities and Exchange Commission or any state securities




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commission on behalf of the Corporation and shall assist the management of the
Corporation in setting the financial goals and policies of the Corporation, shall provide financial and statistical information to the shareholders and to the management of the Corporation and shall perform such other duties and exercise such other powers as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. In the absence or disability of the Controller, the Assistant Controller shall perform all the duties and exercise all powers of the Controller and shall perform such duties as the Board of Directors or the Chairman of the Board or the Chief Executive Officer shall prescribe.

         4.21 OTHER OFFICERS. Officers holding such other offices as may be created pursuant to Sections 4.1 and 4.2 of these Bylaws shall have such authority and perform such duties and exercise such powers as may be prescribed by the Board of Directors, a committee thereof, the personnel committee, the Chairman of the Board or the Chief Executive Officer.

         4.22 OFFICER COMMITTEES. The directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more committees, consisting of two or more officers, and may delegate to such committee or committees all such authority that the Board of Directors deems desirable that is permitted by law. Members of such committees may take action without a meeting and may participate in meetings to the same extent and in the same manner that directors may take action and may participate pursuant to Sections
3.12 and 3.13 of these Bylaws.

                                  ARTICLE FIVE
                                 SHARES OF STOCK

         5.1 CERTIFICATES. The certificates representing shares of stock of the Corporation shall be numbered, shall be entered in the books or records of the Corporation as they are issued, and shall be signed by the Chairman of the Board or the Chief Executive Officer and any one of the following: the President, the Treasurer, or the Secretary. Either or both of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar other than an officer or employee of the Corporation. Each certificate shall include the following upon the face thereof:

         (a) A statement that the Corporation is organized under the laws of the State of Tennessee;

         (b)      The name of the Corporation;

         (c)      The name of the person to whom issued;

         (d) The number and class of shares, and the designation of the series, if any, which such certificate represents;

         (e) The par value of each share represented by such certificate; or a statement that the shares are without par value; and

         (f) Such other provisions as the Board of Directors may from time to time require.

         5.2 SHARES NOT REPRESENTED BY CERTIFICATES. Notwithstanding the provisions of Section 5.1 of these Bylaws, the Board of Directors may authorize the issuance of some or all of the shares of any class without certificates. The Corporation shall send to each shareholder to whom such shares have been issued or transferred at the appropriate time any written statement providing information about such shares, which is required by law.

         5.3 STOCK TRANSFERS AND RECORD DATES. Transfers of shares of stock shall be made upon the books of the Corporation by the record owner or by an attorney, lawfully constituted in writing, and upon surrender of any certificate therefor. The Board of Directors may appoint suitable agents in Memphis, Tennessee, and elsewhere to facilitate transfers by shareholders under such regulations as the Board of Directors may from time to time prescribe. The transfer books may be closed by the Board of Directors for such period, not to exceed 40 days, as may be deemed



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


advisable for dividend or other purposes, or in lieu of closing the books, the Board of Directors may fix in advance a date as the record date for determining shareholders entitled notice of and to vote at a meeting of shareholders, or entitled to payment of any dividend or other distribution. The record date for voting or taking other action as shareholders shall not be less than 10 days nor more than 70 days prior to the meeting date or action requiring such determination of shareholders. The record date for dividends and other distributions shall not be less than 10 days prior to the payment date of the dividend or other distribution. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for like number of shares shall have been surrendered and canceled, except that in case of a lost or destroyed certificate a new one may be issued on the terms prescribed by Section 5.5 of these Bylaws.

         5.4 RECORD OWNERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof; and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by applicable law.

         5.5 LOST, DESTROYED, STOLEN OR MUTILATED CERTIFICATES. The agent for transfer of the Corporation's stock may issue new share certificates in place of certificates represented to have been lost, destroyed, stolen or mutilated upon receiving an indemnity satisfactory to the agent and the Secretary or Treasurer of the Corporation, without further action of the Board of Directors.

                                   ARTICLE SIX
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION OF OFFICERS WHEN WHOLLY SUCCESSFUL. If any current or former officer of the Corporation [including for purposes of this Article an individual who, while an officer, is or was serving another corporation or other enterprise (including an employee benefit plan and a political action committee, which serves the interests of the employees of the Corporation or any of its subsidiaries) in any capacity at the request of the Corporation and unless the context requires otherwise the estate or personal representative of such officer] is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal ("Proceeding"), to which the officer was a party because he or she is or was an officer of the Corporation, the officer shall be indemnified by the Corporation against all reasonable expenses, including attorney fees, incurred in connection with such Proceeding, or any appeal therein.

         6.2 INDEMNIFICATION OF OFFICERS WHEN NOT WHOLLY SUCCESSFUL. If any current or former officer of the Corporation has not been wholly successful on the merits or otherwise, in the defense of a Proceeding, to which the officer was or was threatened to be made a party because he or she was or is an officer, the officer shall be indemnified by the Corporation against any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or other liability and any reasonable expenses, including attorney fees, incurred as a result of such Proceeding, or any appeal therein, if authorized in the specific case after a determination has been made that indemnification is permissible because the following standard of conduct has been met:

         (a)      The officer conducted himself or herself in good faith, and

         (b) The officer reasonably believed: (i) in the case of conduct in the officer's official capacity as an officer of the Corporation that the officer's conduct was in the Corporation's best interest; and (ii) in all other cases that the officer's conduct was at least not opposed to its best interests; and

         (c) In the case of any criminal proceeding, the officer had no reasonable cause to believe his or her conduct was unlawful;

provided, however, the Corporation may not indemnify an officer in connection with a Proceeding by or in the right of the Corporation in which the officer was adjudged liable to the Corporation or in connection with any other proceeding charging improper benefit to the officer, whether or not involving action in his or her official capacity, in which the officer was adjudged liable on the basis that personal benefit was improperly received by the officer.

         6.3 PROCEDURES FOR INDEMNIFICATION DETERMINATIONS. The determination required by Section 6.2 herein shall be made as follows:

         (a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding;

         (b) If a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the Proceeding;

         (c) By independent special legal counsel: (i) selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b); or (ii) if a quorum of the Board of Directors cannot be obtained under subsection (a) and a committee cannot be designated under subsection (b), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or, if a determination pursuant to subsections (a), (b), or (c) of this
                  Section 6.3 cannot be obtained, then

         (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

         6.4 SERVING AT THE REQUEST OF THE CORPORATION. An officer of the Corporation shall be deemed to be serving another corporation or other enterprise or employee benefit plan or political action committee at the request of the Corporation only if such request is reflected in the records of the Board of Directors or a committee appointed by the Board of Directors for the purpose of making such requests. Approval by the Board of Directors, or a committee thereof, may occur before or after commencement of such service by the officer.

         6.5 ADVANCEMENT OF EXPENSES. The Corporation shall pay for or reimburse reasonable expenses, including attorney fees, incurred by an officer who is a party to a Proceeding in advance of the final disposition of the Proceeding if:

         (a) The officer furnishes to the Corporation a written affirmation of the officer's good faith belief that the officer has met the standard of conduct described in Section 6.2 herein;

         (b) The officer furnishes to the Corporation a written undertaking, executed personally or on behalf of the officer, to repay the advance if it is ultimately determined that the officer is not entitled to indemnification; and

         (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this bylaw.

         6.6      UNDERTAKING REQUIRED FOR EXPENSES. The undertaking required by
Section 6.5 herein must be an unlimited general obligation of the officer but need not be secured and may be accepted without reference to financial ability to make repayment.

         6.7 PROCEDURES FOR EXPENSE DETERMINATIONS. Determinations and authorizations of payments under Section 6.5 herein shall be made in the same manner as is specified in Section 6.3 herein.

         6.8 INDEMNIFICATION OF EMPLOYEES AND FORMER DIRECTORS. Every employee and every former director of the Corporation shall be indemnified by the Corporation to the same extent as officers of the Corporation.

         6.9 NONEXCLUSIVITY OF RIGHT OF INDEMNIFICATION. The right of indemnification set forth above shall not be deemed exclusive of any other rights, including, but not limited to, rights created pursuant to Section 6.11 of these Bylaws, to which an officer, employee, or former director seeking indemnification may be entitled. No combination of rights shall permit any officer, employee or former director of the Corporation to receive a double or greater recovery.

         6.10 MANDATORY INDEMNIFICATION OF DIRECTORS AND DESIGNATED OFFICERS. The Corporation shall indemnify each of its directors and such of the non-director officers of the Corporation or any of its subsidiaries as the Board of Directors may designate, and shall advance expenses, including attorney's fees, to each director and such designated officers, to the maximum extent permitted (or not prohibited) by law, and in accordance with the foregoing, the Board of Directors is expressly authorized to enter into individual indemnity agreements on behalf of the Corporation with each director and such designated officers which provide for such indemnification and expense advancement and to adopt resolutions which provide for such indemnification and expense advancement.

         6.11 INSURANCE. Notwithstanding anything in this Article Six to the contrary, the Corporation shall have the additional power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, political action committee, or other enterprise, against liability asserted against or incurred by the person in that capacity or arising from the person's status as a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify the person against the same liability.

                                  ARTICLE SEVEN
                                   RETIREMENT

         7.1 NON-EMPLOYEE DIRECTORS. Directors who are not also officers of the Corporation or its affiliates shall be retired from the Board of Directors as follows:

         (a) Any director who shall attain the age of sixty-five (65) on or before the last day of the term for which he or she was elected shall not be nominated for re-election and shall be retired from the Board of Directors at the expiration of such term; provided, however, any director first elected to the Board of Directors prior to April 17, 1996, may serve a minimum of two three-year terms.

         (b) For the purpose of maintaining boards of active business and professional persons, directors leaving the occupation or the position held at their last election (by retirement or otherwise) will be expected to tender their resignation from the Board of Directors upon such occasion. A resignation will ordinarily be accepted unless (i) the director assumes another management position deemed appropriate by the Board of Directors for continuation, or (ii) the director is so engaged in some specific project for the Board of Directors as to make his or her resignation detrimental to the Corporation. Under this circumstance, the Board of Directors may elect to set a subsequent date for his or her retirement to coincide with the completion of the project.

Directors who are also officers of the Corporation or any of its affiliates will be retired from the Board of Directors on the date of the annual meeting coincident with or next following the date of the director's retirement from or other discontinuation of active service with the Corporation and its affiliates.

         7.2 OFFICERS AND EMPLOYEES. Except as provided in the following sentence, the Corporation has no compulsory retirement age for its officers or employees. Each officer or employee who has attained 65 years of age and who, for the two-year period immediately before attaining such age, has been employed in a "bona fide executive" or a "high policy-making" position as those terms are used and defined in the Age Discrimination in Employment Act, Section 12(c), and the regulations relating to that section prescribed by the Equal Employment Opportunity Commission, all as amended from time to time (collectively, the "ADEA"), shall automatically be terminated by way of compulsory retirement and his or her salary discontinued on the first day of the month coincident with or immediately following the 65th birthday, provided such employee is entitled to an immediate nonforfeitable annual retirement benefit, as specified in the ADEA, in the aggregate amount of at least $44,000. Notwithstanding the prior sentence, the Board of Directors, in its discretion, may continue any such officer or employee in service and designate the capacity in which he or she shall serve, and shall fix the remuneration he or she shall receive. The Board of Directors may also re-employ any former officer who had theretofore been retired.



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


                                  ARTICLE EIGHT
                             EXECUTION OF DOCUMENTS

         8.1 DEFINITION OF "DOCUMENT." For purposes of this Article Eight of the Bylaws, the term "document" shall mean a document of any type, including, but not limited to, an agreement, contract, instrument, power of attorney, endorsement, assignment, transfer, stock or bond power, deed, mortgage, deed of trust, lease, indenture, conveyance, proxy, waiver, consent, certificate, declaration, receipt, discharge, release, satisfaction, settlement, schedule, account, affidavit, security, bill, acceptance, bond, undertaking, check, note or other evidence of indebtedness, draft, guaranty, letter of credit, and order.

         8.2      EXECUTION OF DOCUMENTS. Except as expressly provided in
Section 5.1 of these Bylaws (with respect to signatures on certificates representing shares of stock of the Corporation), the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Chief Credit Officer, the General Counsel, the Personnel Division Manager, the Manager of Risk Management, the Controller, the Treasurer, the Secretary, and any other officer, or any of them acting individually, may (i) execute and deliver in the name and on behalf of the Corporation or in the name and on behalf of any division or department of the Corporation any document pertaining to the business, affairs, or property of the Corporation or any division or department of the Corporation, and (ii) delegate to any other officer, employee or agent of the Corporation the power to execute and deliver any such document. In addition, the President - Tennessee Banking, the President
- Memphis Banking, and the Group Manager - Money Management of First Tennessee Bank National Association (the "Bank"), the principal subsidiary of the Corporation, or any of them acting individually, may, as agent of the Corporation, execute and deliver in the name and on behalf of the Corporation any such document.

         8.3 METHOD OF EXECUTION BY SECRETARY. Unless otherwise required by law, the signature of the Secretary on any document may be a facsimile.

                                  ARTICLE NINE
                                EMERGENCY BYLAWS

         9.1 DEFINITION OF EMERGENCY. The provisions of this Article Nine shall be effective only during an "emergency." An "emergency" shall be deemed to exist whenever any two of the officers identified in Section 9.2 of these Bylaws in good faith determine that a quorum of the directors cannot readily be assembled because of a catastrophic event.

         9.2 NOTICE OF MEETING. A meeting of the Board of Directors may be called by any one director or by any one of the following officers: Chairman of the Board, Chief Executive Officer, President, any Vice Chairman, any Executive Vice President, Chief Credit Officer, Chief Financial Officer, Controller, General Counsel, Manager of Risk Management, Personnel Division Manager, or Secretary. Notice of such meeting need be given only to those directors whom it is practical to reach by any means the person calling the meeting deems feasible, including, but not limited to, by publication and radio. Such notice shall be given at least two hours prior to commencement of the meeting.

         9.3 QUORUM AND SUBSTITUTE DIRECTORS. If a quorum has not been obtained, then one or more officers of the Corporation or the Bank present at the emergency meeting of the Board of Directors, as are necessary to achieve a quorum, shall be considered to be substitute directors for purposes of the meeting, and shall serve in order of rank, and within the same rank in order of seniority determined by hire date by the Corporation, the Bank or any of their subsidiaries. In the event that less than a quorum of the directors (including any officers who serve as substitute directors for the meeting) are present, those directors present (including such officers serving as substitute directors) shall constitute a quorum.

         9.4      ACTION AT MEETING. The Board as constituted pursuant to
Section 9.3 and after notice has been provided pursuant to Section 9.2 may take any of the following actions: (i) prescribe emergency powers of the Corporation,
(ii) delegate to any officer or director any of the powers of the Board of Directors, (iii) designate lines of succession of officers and agents in the event that any of them are unable to discharge their duties, (iv) relocate the




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


principal office or designate alternative or multiple principal offices, and (v) take any other action that is convenient, helpful, or necessary to carry on the business of the Corporation.

         9.5 EFFECTIVENESS OF NON-EMERGENCY BYLAWS. All provisions of these Bylaws not contained in this Article Nine, which are consistent with the emergency bylaws contained in Article Nine, shall remain effective during the emergency.


         9.6 TERMINATION OF EMERGENCY. Any emergency causing this Article Nine to become operative shall be deemed to be terminated whenever either of the following conditions is met: (i) the directors and any substitute directors determine by a majority vote at a meeting that the emergency is over or (ii) a majority of the directors elected pursuant to the provisions of these Bylaws other than this Article Nine hold a meeting and determine that the emergency is over.

         9.7 ACTION TAKEN IN GOOD FAITH. Any corporate action taken in good faith in accordance with the provisions of this Article Nine binds the Corporation and may not be used to impose liability on any director, substitute director, officer, employee or agent of the Corporation.

                                   ARTICLE TEN
                            MISCELLANEOUS PROVISIONS

         10.1 FISCAL YEAR. The Board of Directors of the Corporation shall have authority from time to time to determine whether the Corporation shall operate upon a calendar year basis or upon a fiscal year basis, and if the latter, said Board of Directors shall have power to determine when the said fiscal year shall begin and end.

         10.2 DIVIDENDS. Dividends on the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation.

         10.3 SEAL. This Corporation shall have a Corporate Seal which shall consist of an imprint of the name of the Corporation, the state of its incorporation, the year of incorporation and the words "Corporate Seal." The Corporate Seal shall not be required to establish the validity or authenticity of any document executed in the name and on behalf of the Corporation.

         10.4 NOTICES. Whenever notice is required to be given to any director, officer or shareholder under any of the provisions of the law, the Charter, or these Bylaws (except for notice required by Sections 2.8 and 3.6 of these Bylaws), it shall not be construed to require personal notice, but such notice may be given in writing by depositing the same in the United States mail, postage prepaid, or by telegram, teletype, facsimile transmission or other form of wire, wireless, or other electronic communication or by private carrier addressed to such shareholder at such address as appears on the Corporation's current record of shareholders, and addressed to such director or officer at such address as appears on the records of the Corporation. If mailed as provided above, notice to a shareholder shall be deemed to be effective at the time when it is deposited in the mail.

         10.5 BYLAW AMENDMENTS. The Board of Directors shall have power to make, amend and repeal the Bylaws or any Bylaw of the Corporation by vote of not less than a majority of the directors then in office, at any regular or special meeting of the Board of Directors. The shareholders may make, amend and repeal the Bylaws or any Bylaw of this Corporation at any annual meeting or at a special meeting called for that purpose only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock, and all Bylaws made by the directors may be amended or repealed by the shareholders only by the vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock. Without further authorization, at any time the Bylaws are amended, the Secretary is authorized to restate the Bylaws to reflect such amendment, and the Bylaws, as so restated, shall be the Bylaws of the Corporation.



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